EXHIBIT 10.1

                             COMPENSATION AGREEMENT

This Compensation Agreement is dated as of January 23, 2006 among Cyberlux Corporation, a Delaware corporation (the "Company"), and Gregory Sichenzia ("Consultant").

         WHEREAS, the Company has requested the Consultant to provide the Company with legal services in connection with their business, and the Consultant has agreed to provide the Company with such legal services; and

         WHEREAS, the Company wishes to compensate the Consultant with shares of its common stock for such services rendered;

         NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. The Company will issue up to 100,000 shares of the Company's common stock, par value $.001 per share, to the Consultant subsequent to the filing of a registration statement on Form S-8 with the Securities and Exchange Commission registering such shares, as set forth in Section 2 below. The shares to be issued shall represent consideration for legal services to be performed by the Consultant on behalf of the Company.

2. The above compensation shall be registered using a Form S-8. The Company shall file such Form S-8 with the Securities and Exchange Commission within 30 days of the execution of this agreement.

         IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.

                                            CYBERLUX CORPORATION

                                            /S/ DONALD F. EVANS
                                            -------------------
                                            Donald F. Evans
                                            Chief Executive Officer

                                            GREGORY SICHENZIA

                                            /S/ GREGORY SICHENZIA
                                            ---------------------
                                            Gregory Sichenzia